EXHIBIT 99.5

[LETTERHEAD OF J.P. MORGAN SECURITIES LLC]

March 14, 2011

The Board of Directors

Nicor Inc.

1844 Ferry Road

Naperville, Illinois 60563-9600

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated December 6, 2010, to the Board of Directors of Nicor Inc. (“Nicor”) as Annex E to, and reference thereto under the headings “SUMMARY — Opinion of Nicor’s Financial Advisor” and “THE PROPOSED MERGER — Opinion of Nicor’s Financial Advisor” in, the joint proxy statement/prospectus relating to the proposed transaction involving Nicor and AGL Resources Inc. (“AGL”), which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of AGL (the “Registration Statement”). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ J.P. Morgan

J.P. MORGAN SECURITIES LLC